AMENDMENT TO CONTRACT FOR THE
DELIVERY AND SALE OF RAW SUGAR

THIS AMENDMENT TO CONTRACT FOR THE DELIVERY AND SALE OF RAW SUGAR (the “Amendment”) is made and entered into effective as of September 10, 2014 (“Effective Date”), by and between HAWAIIAN SUGAR & TRANSPORTATION COOPERATIVE, an agricultural association organized under the laws of the State of Hawaii (“Seller”), and C&H SUGAR COMPANY, INC., a Delaware corporation (“Buyer”).

WHEREAS, Buyer and Seller entered into a Contract for the Delivery and Sale of Raw Sugar, dated as of October 7, 2009 and amended as of December 6, 2011 and as of December 24, 2012 (the “Contract”); and

WHEREAS, Buyer and Seller desire to make certain modifications to the Contract.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, Buyer and Seller do hereby agree to the following amendments to the Contract:

1. Section 3.1. Term	The following language is added to Section 3.1: “The Contract term is extended to include crop years 2015, 2016, and 2017.”
2. Section 4.1. Quantity	The following language is added to Section 4.1: “The Contract shall additionally cover Seller’s crop years 2015, 2016, and 2017.”
3. Section 4.2 Quantity	The following language is added to Section 4.2: “Seller shall deliver a minimum of 100,000 commercial tons (ct) per crop year.”
4. Section 4.3 Quantity	Section 4.3 is deleted in its entirety.
5. Section 4.4 Quantity	Section 4.4 is deleted in its entirety.
6. Section 5.1 Quality
The following language is added to Section 5.1: “The quality of the Sugar shall be the average of Seller’s lab results, Buyer’s internal lab results, and the Markey & Sons’ independent results. The cost for the Markey & Sons’ results shall be shared equally between Buyer and Seller.”

7. Section 6.1 Substitution. 8. Section 8.1 Shipment
For Section 6.1, the words “grown in the United States” is inserted before the words “from a third party” in the first sentence.

Section 8.1 is deleted in its entirety and replaced as follows: “Shipments shall be in cargos (“Cargos”) as determined by Seller in its sole discretion, provided that there is a minimum of 25,536 ct per voyage (456 lots) and no more than 33,992 ct per voyage (607 lots), with up to 7 voyages per crop year.”

9. Section 8.2. Shipment
Section 8.2 is deleted in its entirety and replaced as follows: “Seller shall declare voyages at least four (4) months in advance of the earlier of (i) the expected delivery or (ii) the beginning of the relevant contract month available under the Intercontinental Exchange (ICE) Futures U.S. Sugar No. 16 market. Seller shall have the right to declare voyages up to eighteen (18) months in advance of the expected delivery. Seller may cancel voyages with at least four (4) months’ prior written notice to Buyer. In the event Seller declares cancellation of any previously priced tonnage on a timely manner, any existing futures priced between Buyer and Seller for that previously priced tonnage shall be washed out. To the extent that the existing priced futures are ‘in the money’ at the time of Seller’s declaration of cancellation, the profit derived from the washout shall be shared equally by Buyer and Seller. To the extent that the existing priced futures are ‘out of the money’ at the time of Seller’s declaration of cancellation, the costs shall be at Seller’s expense.”

10. Section 8.3 Shipment	Section 8.3 is deleted in its entirety.
11. Section 9.1 Pricing
The references to the “appropriate discount as defined in section 9.2” are deleted. The last sentence of Section 9.1 is deleted in its entirety. For Moku Pahu voyage 320 scheduled for May 2015 and Moku Pahu voyage 321 scheduled for July 2015, Seller and Buyer agree to a fixed price of 26.25c/lb (total amount of Sugar is approximately 607 lots).

12. Section 9.2 Pricing	Section 9.2 is deleted in its entirety.
13. Section 11.3 Stevedoring
The following language is added to Section 11.3: “Notwithstanding the foregoing, for crop years 2015, 2016, and 2017, actual stevedoring charges shall be paid by Buyer and an allowance for stevedoring shall be charged to Seller at the rate of $15.00 per long ton of 2,240 pounds.”

Except as herein stated, the Contract shall remain in full force and effect as originally stated and is hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, all of which shall constitute a single agreement, and the signature and acknowledgement pages may be removed from any counterpart and appended to any other counterpart.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by each of their respective authorized representatives effective as of the date first above written.

Seller:        Buyer:

HAWAIIAN SUGAR &        C&H SUGAR COMPANY, INC.
TRANSPORTATION COOPERATIVE

By    /s/ Daniel J. Ligienza        By /s/ Mark R. Olson
Daniel J. Ligienza            Mark R. Olson
Its Vice President and Treasurer         Its VP

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